Exhibit 4.01

SUBSCRIPTION AGREEMENT

NEVADA CANYON GOLD CORP.

Regulation A

This Subscription Agreement (this “Agreement”) is made between Nevada Canyon Gold Corp. (the “Company”) and the investor executing this Agreement (the “Investor”). Subject to the terms and conditions of this Subscription Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase, that certain number of Units representing a $___________ investment. Each Unit shall consist of one (1) share of common stock (the “Share”) and one (1) warrant to purchase a share of common stock at a price of $1.20 per share (the “Warrant”) (collectively, the “Units”). The purchase price per Unit is $0.80.

The Investor represents and warrants to and agrees with the Company as follows:

1.	The Investor has previously specified and acknowledged to the Company, in completing the Investor’s entries for the Investor’s investment through the website at [*], the number of Units being purchased by the Investor, the aggregate purchase price that the Investor is paying for the Units, the Investor’s contact information and the Investor’s Social Security number or other tax ID information.

2.	The Investor understands that the Units are being offered pursuant to an offering circular, dated [*], 2022 (as amended or supplemented from time to time, the “Offering Circular”), filed with the U.S. Securities and Exchange Commission (the “SEC”), located at [*]. By executing this Subscription Agreement, the Investor acknowledges that the Investor has received and reviewed this Subscription Agreement, copies of the Offering Circular, the exhibits thereto, and any other information required by the Investor to make an investment decision.

3.	In addition to the restrictions on transfer of the Units set out in the Offering Circular, the Articles of Incorporation and Bylaws of the Company, each as amended to date and as currently in effect, the Investor acknowledges and understands that each Share shall be subject to a six month lock-up period, meaning that the Investor will not be able to resell the Share, or any of them, for at least a period of six months from the date of purchase. The Investor will not be entitled to resell the Share, or any of them, until obtaining an opinion of counsel satisfactory to the Company that the Share, or any of them, are free and clear of the aforementioned restrictions, including the six month lock-up period. The Investor further acknowledges in relation to the aforementioned six month lock up period, stop transfer instructions will be placed with the Company’s transfer agent with respect to the Share(s) so as to restrict the sale, transfer, pledge, hypothecation, or other disposition thereof, including the provisions of a form of a legend in substantially the same form as the following:

THIS HOLDER OF THIS SECURITY HAS EXECUTED A SUBSCRIPTION AGREEMENT WHEREIN THE HOLDER AGREED TO CERTAIN RESTRICTIONS ON HOLDER’S RIGHT TO TRANSFER THIS SECURITY. SPECIFICALLY, THIS SECURITY IS SUBJECT TO A SIX MONTH LOCK UP PERIOD AND ANY TRANSFER IN VIOLATION OF THE LOCK UP PERIOD IS VOID. PRIOR TO TRANSFERRING THIS SECURITY THE HOLDER MUST OBTAIN A LEGAL OPINION ACCEPTABLE BY THE COMPANY THAT HOLDER HAS COMPLIED WITH ALL RESTRICTIONS TO TRANSFER, INCLUDING, BUT NOT LIMITED TO, THE SIX MONTH LOCK UP PERIOD.

4.	The closing of the Offering may occur within 30 days after the qualification of the offering statement of which this Offering Circular is a part. Thereafter, additional closings on an intermittent basis may occur, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until the offering is completed.

5.	At substantially the same time as the Investor is executing this Agreement, the Investor is paying the aggregate purchase price for the Units in compliance with the payment instructions on [*].

6.	The Investor understands that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason or no reason, and to the extent funds are transmitted by the Investor but not applied by the Company to the Investor’s purchase of Units, such unused funds will be returned to the Investor, without deduction or interest.

7.	The Investor understands that to be able to purchase Units, the Investor must either (a) be an “accredited investor” as such term is defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 (the “Securities Act”), or (b) limit the aggregate purchase price for the Units to no more than 10% of the greater of the Investor’s annual income or net worth.

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8.	The investor understands that no sale may be made to an Investor that is not an “accredited investor” if the aggregate purchase price the Investor pays is more than 10% of the greater of the Investor’s annual income or the Investor’s net worth. Before making any representation that an investment does not exceed applicable thresholds, the Investor should review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person”.

For general information on investing, the Investor is encouraged to refer to www.investor.gov.

9.	Investor acknowledges that the Investor’s responses to the investor qualification questions posed in the [*] Platform, are complete and accurate as of the date hereof.

10.	The Investor is not, and is not acting as, an agent, representative, intermediary or nominee for any person, identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department, and the Investor has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

11.	The Investor acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the offering of the Units. The Investor understands that the Units are being offered pursuant to a broker/dealer registration.

12.	In evaluating the suitability of an investment in the Units, the Investor has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular and this Subscription Agreement.

13.	The Investor is aware that an investment in the Offering involves a significant degree of risk and has received and carefully read the Offering Circular and, in particular, the “Risk Factors” section therein. The Investor understands that the Company is subject to all the risks applicable to early- stage companies, whether or not set forth in such “Risk Factors”. The Investor acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Company, the Offering, or their financial condition.

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14.	The offering and sale of the Units has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Investor understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Investor contained in this Subscription Agreement. The Investor is purchasing the Units for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

15.	The Investor, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the Offering and the Company and to make an informed investment decision with respect thereto.

16.	The Investor is not relying on the Company, [*] or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Offering, other than with respect to the opinion of legality of legal counsel provided at Exhibit 12.1 to the Offering Circular, and the Investor has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Investor has deemed necessary or appropriate in connection with its purchase of the Units. The Investor has relied solely upon the Offering Circular and independent investigations made by Investor’s representatives and advisors with respect to the Units subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the Investor or relied upon by the Investor by the Company, its representatives or assigns, or any other person or entity.

17.	No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Investor or any of the Investor’s affiliates is required for the execution of this Subscription Agreement or the performance of the Investor’s obligations hereunder, including, without limitation, the purchase of the Units by the Investor.

18.	The Investor understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

19.	If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The Investor’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Investor’s jurisdiction.

20.	The Investor acknowledges that the price of the Units was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Investor further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the Investor’s investment will bear a lower valuation.

21.	The Investor has adequate means of providing for such Investor’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time.

22.	The Investor (a) if a natural person, represents that the Investor has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (b) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (c) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Investor is a party or by which it is bound.

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23.	Each of the representations and warranties hereto set forth in above Sections and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

24.	The information that the Investor has provided in this Agreement is accurate and complete. All contacts and contracts between the Investor and the Company regarding the offer and sale to Investor of Units have been made within the state indicated below Investor’s signature on the signature page of this Subscription Agreement and the Investor is a resident of such state.

25.	This Agreement is the valid and binding obligation of the Investor.

26.	By making the foregoing representations and warranties, the Investor does not waive any right of action under federal or state securities laws. However, the Company may assert the Investor’s representations and warranties on the Company’s own behalf in any proceeding or other dispute with any party. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Nevada, without giving effect to any principles of conflict of laws. The Investor (a) irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts sitting in Nevada, in any action arising out of this Subscription Agreement and the Offering Circular and (b) consents to the service of process by mail. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.

27.	Indemnification. The Investor agrees to indemnify and hold harmless the Company, [*] and their respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Subscription Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Investor shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

28.	Irrevocability; Binding Effect. The Investor hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Investor, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

29.	Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

30.	Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Investor and the transfer or assignment of the Units shall be made only in accordance with all applicable laws and the Articles of Incorporation and Bylaws of the Company, each as amended to date and as currently in effect. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

31.	Miscellaneous. Notices shall be delivered to the parties at their respective addresses (whether physical or electronic) set forth herein. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and terminates any prior agreements between or among the parties or their respective affiliates (written or oral) with respect to the subject matter hereof. Any amendments to this Agreement shall be in writing upon the mutual agreement of all affected parties. The rights and obligations of the parties under this Agreement may not be assigned or assumed without the written consent of all parties. Should any provision of this Agreement be found to be unenforceable, that provision shall be interpreted or modified to the minimum extent necessary to make it enforceable, and the other provisions of this Agreement shall remain unchanged and enforceable to the greatest extent permitted by law. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission (including by .pdf file and through the use of any form of electronic signature complying with the ESIGN Act of 2000, for example www.docusign.com) or other transmission or delivery method. No rules of strict construction shall apply in the interpretation of this Agreement.

[Signature Page follows]

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IN WITNESS WHEREOF, the undersigned Investor hereby enters into this Subscription Agreement with Nevada Canyon Gold Corp., a Nevada corporation, as of the date written below, and agrees to be bound in all respects by the terms and conditions hereof. The undersigned Investor shall purchase the number of the Units specified below for the aggregate Purchase Price specified below:

Number of Units:
Price per Units:	$0.80
Total Purchase Price:

Date

INVESTOR (if an individual)	INVESTOR (if an entity)

Print Name	Print Name of Entity

Signature	Signature of Authorized Signatory

Print Name of Additional Signatory
Name of Signatory
Additional Signature

(If joint tenants or tenants in common)
Title of Signatory

Address of Principal Residence:	Address of Executive Offices:

U.S. Social Security Number(s)	U.S. IRS Tax Identification Number

Telephone Number	Telephone Number

Email Address	Email Address

SUBSCRIPTION ACCEPTED:
Nevada Canyon Gold Corp.

Date: ____________________
By: Jeffrey A. Cocks, its CEO

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